As filed with the Securities and Exchange Commission on December 31, 2009.

Registration No. 333-22571

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0511037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(713) 654-8960
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INCENTIVE PLAN OF EDGE PETROLEUM CORPORATION

(Full Title of Plan)

Gary Pittman

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(713) 654-8960
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

David Elder

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana, Suite 4400

Houston, Texas 77002

(713) 220-5881

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (File No. 333-22571) (the “Registration Statement”), which was originally filed on February 28, 1997, is being filed by Edge Petroleum Corporation (the “Company”) to deregister all of the Company’s securities (the “Securities”) remaining unissued under the Registration Statement to be effective immediately upon the filing of this Amendment (the “Effective Time”).

On October 1, 2009, the Company and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”).  As previously disclosed, on December 14, 2009, the Bankruptcy Court entered an order confirming the Debtors’ First Amended Joint Plan of Reorganization (Modified) (the “Plan”).  As contemplated by the Plan, the Company’s common stock, par value $0.01, and 5.75% series A cumulative convertible perpetual preferred stock, par value $0.01, will be cancelled on the effective date of the Plan and the holders of such securities will not receive any distributions.  Therefore, this Amendment is being filed to deregister, as of the date hereof, all Securities registered but not sold under the Registration Statement as of the Effective Time.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Edge Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 31st day of December, 2009.

EDGE PETROLEUM CORPORATION

By:	/s/ John W. Elias
	Name:	John W. Elias
	Title:	Chairman, President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Elias	Chairman, President & Chief Executive Officer	December 31, 2009
John W. Elias	(Principal Executive Officer)

/s/ Gary Pittman	Chief Financial Officer	December 31, 2009
Gary Pittman	(Principal Financial and Accounting Officer)

/s/ Thurmon M. Andress	Director	December 31, 2009
Thurmon M. Andress

/s/ Vincent S. Andrews	Director	December 31, 2009
Vincent S. Andrews

/s/ Michael A. Creel	Director	December 31, 2009
Michael A. Creel

/s/ John Sfrondrini	Director	December 31, 2009
John Sfondrini

/s/ Robert W. Shower	Director	December 31, 2009
Robert W. Shower

/s/ David F. Work	Director	December 31, 2009
David F. Work

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